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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
HMS Holdings Corp.:

        We consent to the incorporation by reference in the Registration Statement (Nos. 333-161415, 333-149836, 333-108436, 333-108445, 333-139025, 333-178752 and 333-183361) on Form S-8 and in the registration statement (No. 333-138875) on Form S-3 of HMS Holdings Corp. of our reports dated March 1, 2013, with respect to the consolidated balance sheets of HMS Holdings Corp. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of comprehensive income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2012, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of HMS Holdings Corp.

/s/ KPMG LLP KPMG LLP New York, New York March 1, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm